Exhibit 12

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
                                                   D&F Industries (Predecessor Entity)
                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                    Three Months Ended
                                                 Year Ended December 31,                                  March 31,
                                 ------------------------------------------------------------   ---------------------------
                                   1993      1994       1995      1996      1997      1997       1997      1998     1998
                                 ------------------------------------------------------------   ---------------------------
                                                                                   (Pro forma)                   (Pro forma)
Income from continuing operations
before state tax                 $ 15,996   $ 15,080  $ 11,883  $ 19,274   $ 23,165 $ 11,952    $ 5,284   $ 5,065  $ 1,514
Add Fixed Charges:
   Interest on indebtedness            54         58        62        50         43   25,998         12        12    6,497
   Rental Expense determined to
      represent interest              185        213       219       210        223      411         56        62      103
                                 ------------------------------------------------------------   ---------------------------
Adjusted Earnings                $ 16,235   $ 15,351  $ 12,164  $ 19,534   $ 23,431 $ 38,361    $ 5,352   $ 5,139  $ 8,114
                                 ============================================================   ===========================

Fixed Charges:
   Interest on indebtedness          $ 54       $ 58      $ 62      $ 50       $ 43 $ 25,998       $ 12      $ 12  $ 6,497
  Rental Expense determined to
      represent interest              185        213       219       210        223      411         56        62      113
                                 ------------------------------------------------------------   ---------------------------
Total Fixed Charges                 $ 239      $ 271     $ 281     $ 260      $ 266 $ 26,409       $ 68      $ 74  $ 6,610
                                 ============================================================   ===========================

                                 ------------------------------------------------------------   ---------------------------
Ratio of earnings to fixed charges   68.0       56.6      43.3      75.2       88.1      1.5       78.7      69.5      1.2
                                 ============================================================   ===========================

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